Exhibit 31.2


                                  CERTIFICATION
                                  -------------

I, Bruce A. Capra, certify that:

1.   I have reviewed this annual report on Form 10-KSB of Nicklebys.com, Inc.

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the fiscal year ended December 31, 2003, covered by this annual report.

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the fiscal year ended December 31, 2003, presented in this annual report.

4.   The  registrant's  other  certifying  officer  and  I are  responsible  for
establishing  and  maintaining   disclosure  controls  and  procedures  for  the
registrant and have:

     a. Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

     b. Evaluated the effectiveness of the registrant's disclosure controls and procedures as of December 31, 2003 (the "Evaluation Date"); and

     c.   Presented   in  this   annual   report  our   conclusions   about  the
effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors:

     a. All significant deficiencies in the design or operation of internal controls that could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.

6. The registrant's other certifying officer and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: April 13, 2004                       By: /s/ Bruce A. Capra
                                              ----------------------------------
                                              Bruce A. Capra, President and
                                              Chairman of the Board of Directors